UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 5, 2012

CLEAN COAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50053	26-1079442
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

295 Madison Avenue (12th Floor), New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (646) 710-3549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 5, 2012, Clean Coal Technologies, Inc. (the “Company”) entered into a stockpurchase agreement (the “Purchase Agreement”) with Ventrillion Management Company Ltd (“Ventrillion”) relating to the issuance and sale of up to 300 million common shares of the Company (“Common Shares”) for up to $15,000,000.  The Company had no material relationship with Ventrillion prior to this transaction.

On December 6, 2012, the Company closed the first tranche of the investment and issued 100 million Common Shares to Ventrillion in exchange for $4.0 million.  The closing of the second and third tranches of the investment, 100 million Common Shares in exchange for $5.0 million and 100 million Common Shares for $6.0 million, respectively, are set to bewithin 6 months and 12 months of the agreement, respectively, and are subject to certain conditions, including, with respect to the second tranche of the investment, the receipt of stockholders’ approval of a reverse split of the Common Shares (“Stockholder Approval”) and completion of the Company’s pilot plant and, with respect to the third tranche of the investment, thecommercialization of the Company’s technology.  Pursuant to the Purchase Agreement, Ventrillion was issued an option to purchase 40 million Common Shares of the Company at an exercise price of $0.00001 per share (the “Option”),which will become exercisable if Stockholder Approval is not obtained by the Second Closing Date (as defined in the Purchase Agreement).  Upon exercise of the Option, Ventrillion may elect to require the Company toseek Stockholder Approval again to allow Ventrillion to acquire the remaining 160 million Common Shares under the Purchase Agreement.  If Ventrillion makes such election, the Company will be prohibited, with certain exceptions, from issuing Equity Securities (as defined in the Purchase Agreement) for a period of 12 months from the date of such notice, and  after which, the Company may terminate its obligation to issue and sell the remaining 160 million Common Shares with no further liability.

The Purchase Agreement provides that Ventrillion shall have certain rights, and contains certain restrictive covenants in effect,so long as Ventrillion (or any Transferee (as defined in the Purchase Agreement)) beneficially ownsat least 10.0% of the outstanding Common Shares, including the right to board of director composition of no less than five and no more than six members, to nominate two directors to the board of directors of the Company (the “Board”) and to require supermajority (at least 80.0%) voting approval for acts of the Board.  The Purchase Agreement also contains other customary representations, warranties and agreements by the Company and Ventrillion, customary conditions to closing and other obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties.

The net proceeds to the Company of the closing of the first tranche was approximately $3.5 million, after deducting commissions and estimated offering expenses payable by the Company.  The Company intends to use the net proceeds of the investment for general corporate purposes and working capital, including the funding of the construction of its pilot plant and the commercialization of its technology.

The offering is being made pursuant to an exemption from registration under section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The Company has provided Ventrillion, pursuant to a registration rights agreement (the “Registration Rights Agreement”), between the Company and Ventrillion, dated December 5, 2012, standard piggyback and demand registration rights with respect to the Common Sharesacquired and to be acquired by Ventrillion.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are not complete and are qualified in their entireties by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K (this “Report”) and incorporated by reference herein.

The Company issued a press release on December 6, 2012, announcing the closing of the first tranche of the offering, which press release is attached as Exhibit 99.1 to this Report.

Item 3.02 Unregistered Sales of Equity Securities

On December 6, 2012, the Company issued the Common Shares described in Item 1.01 of this Report in exchange for aggregate gross proceeds of $4.0 million. The details of this transaction are described in Item 1.01, which is incorporated in its entirety by reference into this Item 3.02.

The Common Shares have not been registered under the Securities Act or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, provided by Section 4(2) under the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board appointed two new members to the Board, Roland Taufiq Perdamaian and Ivy Santoso (the “New Directors”), effective as of December 6, 2012.  The New Directors were nominated for appointment by Ventrillion pursuant to its right to nominate two directors to the Board under the Purchase Agreement for so long as Ventrillon (or any Transferee) beneficially ownat least 10.0% of the outstanding Common Shares.Other than being Board nominees of Ventrillion, the New Directors have no material relationship with Ventrillion. The New Directors will be entitled to compensation as non-employee directors pursuant to the Company’s current non-employee director compensation policy, previously disclosed in the Company’s Definitive Proxy Statement relating to its 2012 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (the “SEC”) on May 4, 2012.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 6, 2012, the Board adopted the Company’s amended and restated bylaws (the “Bylaws”), which amend and restate the Company’s prior bylaws to (i) opt out of provisions 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes, (ii) amend the size of the Board to no less than five and no more than six and (iii) adopt a supermajority (at least 80.0%) voting approval for acts of the Board.  A copy of the Bylaws is attached as Exhibit 3.1 to this Report and incorporated herein by reference.

The Company cautions you that statements included in this Report that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include, but are not limited to, statements regarding the Company’s expectations of completion of the offering, the expected proceeds therefrom, and the use of such proceeds. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties associated with market conditions and risks and uncertainties inherent in the Company’s business; and other risks described in the Company’s filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this Report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits:

3.1

Amended and Restated Bylaws

10.1

Purchase Agreement, dated December 5, 2012, by and between Clean Coal Technologies, Inc. andVentrillion Management Company Ltd.

10.2

Registration Rights Agreement, dated December 5, 2012, by and between Clean Coal Technologies, Inc. andVentrillion Management Company Ltd.

99.1

Press Release dated December 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN COAL TECHNOLOGIES, INC.

Date: December 6, 2012	By:	/s/ Robin Eves
Robin Eves Chief Executive Officer

EXHIBIT INDEX

3.1

Amended and Restated Bylaws

10.1

Purchase Agreement, dated November 28, 2012, by and between Clean Coal Technologies, Inc. andVentrillion Management Company Ltd.

10.2

Registration Rights Agreement, dated November 28, 2012, by and between Clean Coal Technologies, Inc. andVentrillion Management Company Ltd.

99.1

Press Release dated December 4, 2012